Exhibit 99.1

Connecture Reports Financial Results for Third Quarter and Year-to-Date 2017
Continued Improvement in Year-Over-Year Operating Results

BROOKFIELD, Wis. — November 9, 2017 — Connecture, Inc. (OTCQX: CNXR), a provider of web-based information systems used to create health insurance marketplaces, today announced financial results for the third quarter and year-to-date 2017.

“We entered 2017 determined to improve our year-over-year operating results,” remarked Jeff Surges, President and CEO of Connecture. “I am pleased that our results reflect significant progress on that goal as we improved both our year-to-date net loss from operations and Adjusted EBITDA by over $9 million, and improved our net loss by over $11 million, from 2016.  We remain centered on our objective of achieving sustained profitability.  We are especially encouraged with our performance given the current year headwinds from an uncertain macro environment in the commercial health insurance marketplace.  Our primary focus remains supporting our clients with their successful annual and open enrollment periods through the remainder of the year.”

Year-to-Date 2017 Financial Results

•

Revenue for the nine-month period ended September 30, 2017 was $57.1 million, compared to $61.0 million in 2016, representing a year-over-year decrease of 6.4%.  The decrease was due to revenue declines of $8.1 million, or 20.9%, in the Enterprise Commercial segment, and $0.5 million, or 21.1%, in our Enterprise State segment.  This was partially offset by revenue growth in our Medicare segment of $3.1 million, or 23.3%, and in our Private Exchange segment of $1.6 million, or 26.5%, due to new customers and increased usage of our solutions.  The decrease in our Enterprise Commercial segment was due to the scheduled conclusion of the amortization and recognition of deferred professional service revenue on certain customers, and from non-recurring revenue recognized on several contractual obligations completed in 2016.

•

Gross margin for the nine-month period ended September 30, 2017 improved to $22.3 million, or 39.1% of total revenue, compared to $19.1 million, or 31.3% of total revenue, for the same period last year.  Adjusted gross margin was $25.6 million, or 44.9% of total revenue, compared to $22.5 million, or 36.9% of total revenue.  The increases in our gross margin and adjusted gross margin were primarily due to our operational improvements, cost reduction initiatives and revenue mix.

•

Our net loss from operations and our net loss for the nine-month period ended September 30, 2017 improved $9.6 million and $11.4 million, respectively, and our Adjusted EBITDA improved $9.0 million to a loss of ($1.0) million, versus a loss of ($10.0) million in 2016. These improvements were primarily due to the increase in our gross margin accompanied by a decrease in operating expenses of $6.4 million from cost reduction initiatives.

Recent Business Highlights

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Total contracted backlog at September 30, 2017 was $84.7 million, compared to $82.3 million at September 30, 2016 and $95.0 million at June 30, 2017. The year-over-year increase was due to the growth in sales activity from the fourth quarter of 2016 through the third quarter of 2017. The sequential quarterly decrease experienced from the second to third quarter was anticipated and was primarily due to the seasonality of our selling season combined with the seasonality of invoicing and revenue recognized from backlog during the enrollment season.

•

On October 20, 2017, we announced our intention to voluntarily delist from the Nasdaq Global Market and quote our common stock on the OTCQX US Market. We successfully completed this transition on October 31, 2017.

Business Outlook

Connecture is re-affirming its previously provided guidance for the full year 2017 as follows:

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Total revenue is expected to be in the range of $73.0 to $78.0 million.  The guidance reflects the assumed completion of the last Enterprise State contract in 2017 and the non-recurrence of certain deferred revenue recognized in 2016 upon completion of several contractual obligations.  Excluding the impact of these two items, the guidance is for flat to modest revenue growth in 2017.

•

Adjusted EBITDA is expected to be in the range of a ($3.0) million loss to $0.5 million income, and includes the cost reduction actions taken in 2016 combined with further reductions in 2017 which are expected to decrease our total cost of revenue and operating expenses in 2017 by at least $15.0 million.  This reflects a substantial improvement from our ($13.6) million loss in 2016, establishing a new base level from which we expect to improve in subsequent years.

Conference Call

Connecture’s management will host a conference call at 5:00 p.m. EDT on Thursday, November 9, 2017, to discuss the third quarter and year-to-date 2017 results.  The conference call will be accessible by dialing 877-930-8068 (U.S.) or 253-336-8043 (international) and referencing participant code 9189465.  A live webcast of the conference call will also be available on the investor relations section of the Company’s website at investors.connecture.com.

Use of Non-GAAP Measures

To provide additional information regarding Connecture’s financial results, Connecture has disclosed in this press release adjusted gross margin and adjusted EBITDA, each a non-GAAP financial measure.  Connecture defines adjusted gross margin as gross margin before depreciation and amortization expense, as well as stock-based compensation expense.  Connecture defines adjusted EBITDA as net income (loss) before net interest, other expense (income), taxes, depreciation and amortization expense, adjusted to eliminate stock-based compensation and non-cash changes in fair value of contingent consideration and impairments of goodwill, intangible and long-lived assets, if any.

Connecture has included adjusted gross margin and adjusted EBITDA as supplemental financial measures in this press release because they are key measures used by its management and board of directors to understand and evaluate its core operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operational plans, and because management believes that they provide useful information in understanding and evaluating Connecture’s operating results.  However, use of adjusted gross margin and adjusted EBITDA as analytical tools has limitations, and you should not consider them in isolation or as substitutes for analysis of Connecture’s financial results as reported under GAAP.  A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in the accompanying tables.

Connecture has also provided forward-looking guidance on adjusted EBITDA.  Connecture is unable to predict with reasonable certainty the ultimate outcome of the exclusions to net income (loss) required to calculate adjusted EBITDA without unreasonable effort.  Therefore, Connecture has not provided guidance for GAAP net loss or reconciliation of the forward-looking adjusted EBITDA guidance to GAAP net income (loss).

About Connecture

Connecture (OTCQX: CNXR) is a leading web-based consumer shopping, enrollment and retention platform for health insurance distribution. Connecture offers a personalized health insurance shopping experience that recommends the best fit insurance plan based on an individual’s preferences, health status, preferred providers, medications and expected out-of-pocket costs.  Connecture’s customers are health insurance marketplace operators such as health plans, brokers and exchange operators, who must distribute health insurance in a cost-effective manner to a growing number of insured consumers.  Connecture’s solutions automate key functions in the health insurance distribution process, allowing its customers to price and present plan options accurately to consumers and efficiently enroll, renew and manage plan members.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties.  All statements, other than statements of historical facts, contained in this press release, including statements regarding Connecture’s strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements include, among other things, statements about management’s estimates regarding future market growth, revenues and financial performance and other statements about management’s beliefs, intentions or goals.  Connecture may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements, and you should not place undue reliance on Connecture’s forward-looking statements.  These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, risks related to (1) Connecture’s ability to manage its anticipated long-term growth, including accurately planning and forecasting its financial results and hiring, retaining and motivating employees; (2) the competitive environment for Connecture’s business and the market for Connecture’s solutions; (3) Connecture’s ability to maintain historical contract terms; (4) Connecture’s ability to operate its proprietary software, transition to new platforms and provide innovative and high quality software and services; (5) errors, interruptions or delays in Connecture’s services; (6) breaches of Connecture’s security measures; (7) Connecture’s ability to comply with regulatory requirements; (8) technological and regulatory developments, including developments with respect to the potential repeal and replacement of Patient Protection and Affordable Care Act; (9) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; (10) the voluntary withdrawal of Connecture’s common stock from trading on the Nasdaq Global Market, the subsequent quoting of our common stock on the OTCQX US Market, and Connecture’s compliance with requirements for continued quoting on the OTCQX Market; (11) concentration of ownership of Connecture’s securities with one significant stockholder and Connecture’s status as a controlled company; (12) the existence of senior preferred stock and the rights, preferences and privileges granted to the holders of that stock; and (13) other risks and potential factors that could affect Connecture’s business and financial results identified in Connecture’s filings with the Securities and Exchange Commission (the “SEC”), including Connecture’s Annual Report on Form 10-K and its quarterly reports on Form 10-Q.  The forward-looking statements contained in this press release reflect Connecture’s current views with respect to future events, and Connecture assumes no obligation to update or revise any forward-looking statements except as required by applicable law.

Investor Relations Contact:

Vincent Estrada

Chief Financial Officer

Connecture, Inc.

Phone: 262-432-8210

vestrada@connecture.com

Media Contact:

Jeff Hyman

Channel Marketing Director

Connecture, Inc.

Phone: 818-415-2569

jhyman@connecture.com

Source: Connecture, Inc.

Connecture, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$20,533	$24,729	$57,107	$61,015
Cost of revenue (1)	10,779	15,891	34,767	41,907
Gross margin	9,754	8,838	22,340	19,108
Operating expenses:
Research and development (1)	3,900	5,824	12,599	17,188
Sales and marketing (1)	1,990	2,446	6,620	7,876
General and administrative (1)	3,139	3,079	9,057	9,616
Total operating expenses	9,029	11,349	28,276	34,680
Income (loss) from operations	725	(2,511)	(5,936)	(15,572)
Other expenses:
Interest expense	872	584	2,437	2,851
Other expense, net	24	56	509	1,939
Loss before income taxes	(171)	(3,151)	(8,882)	(20,362)
Income tax benefit	-	85	-	60
Net loss	$(171)	$(3,066)	$(8,882)	$(20,302)
Comprehensive loss	$(171)	$(3,066)	$(8,882)	$(20,302)
Net loss per common share:
Basic and diluted	$(0.08)	$(0.18)	$(0.60)	$(0.99)
Weighted-average common shares outstanding:
Basic and diluted	22,878,477	22,343,142	22,704,060	22,224,804

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
(1) Cost of revenue and operating expenses include following stock-based compensation expense:
Cost of revenue	$119	$210	$377	$559
Research and development	53	117	152	360
Sales and marketing	52	30	115	225
General and administrative	407	341	997	965

Connecture, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	As of September 30, 2017	As of December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$10,711	$6,208
Accounts receivable - net of allowances	8,637	8,390
Prepaid expenses and other current assets	1,242	1,153
Total current assets	20,590	15,751
Property and equipment, net	1,334	1,957
Goodwill	31,072	31,072
Other intangibles, net	6,755	9,188
Deferred implementation costs	24,687	23,257
Other assets	1,034	1,263
Total assets	$85,472	$82,488
Liabilities, redeemable preferred stock and stockholders' deficit
Current liabilities:
Accounts payable	$5,547	$7,387
Accrued payroll and related liabilities	3,987	4,945
Other liabilities	1,413	1,950
Current maturities of debt	3,938	578
Deferred revenue	29,151	31,606
Total current liabilities	44,036	46,466
Deferred revenue	8,441	9,310
Deferred tax liability	23	23
Long-term debt	28,464	31,944
Other long-term liabilities	448	235
Total liabilities	81,412	87,978
Redeemable preferred stock	73,328	51,894
Total stockholders' deficit	(69,268)	(57,384)
Total liabilities, redeemable preferred stock and stockholders' deficit	$85,472	$82,488

Connecture, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Nine Months Ended
	September 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(8,882)	$(20,302)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,334	3,456
Stock-based compensation expense	1,641	2,109
Other	373	2,710
Changes in operating assets and liabilities:
Accounts receivable	(247)	435
Prepaid expenses and other assets	(133)	(560)
Deferred implementation costs	(1,430)	1,437
Accounts payable	(1,822)	1,352
Accrued expenses and other liabilities	(1,338)	(101)
Deferred revenue	(3,324)	(7,701)
Net cash used in operating activities	(11,828)	(17,165)
Cash flows from investing activities:
Purchases of property and equipment	(315)	(670)
Business acquisition, net of cash acquired	82	(4,683)
Net cash used in investing activities	(233)	(5,353)
Cash flows from financing activities:
Borrowings of debt	—	19,706
Repayments of debt	—	(34,268)
Proceeds from preferred stock, net	16,815	49,280
Other	(251)	(931)
Net cash provided by financing activities	16,564	33,787
Net increase in cash and cash equivalents	4,503	11,269
Cash and cash equivalents - beginning of period	6,208	5,424
Cash and cash equivalents - end of period	$10,711	$16,693

Connecture, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Reconciliation from Gross Margin to Adjusted Gross Margin:
Gross margin	$9,754	$8,838	$22,340	$19,108
Depreciation and amortization	959	1,004	2,921	2,866
Stock-based compensation expense	119	210	377	559
Adjusted gross margin	$10,832	$10,052	$25,638	$22,533

Reconciliation from Net Loss to Adjusted EBITDA:
Net loss	$(171)	$(3,066)	$(8,882)	$(20,302)
Depreciation and amortization	1,086	1,179	3,334	3,456
Interest expense	872	584	2,437	2,851
Other expense, net	24	56	509	1,939
Income tax benefit	—	(85)	—	(60)
Stock-based compensation expense	631	698	1,641	2,109
Total net adjustments	2,613	2,432	7,921	10,295
Adjusted EBITDA	$2,442	$(634)	$(961)	$(10,007)